Exhibit 99.1

AMERICREDIT REPORTS THIRD QUARTER OPERATING RESULTS

•	3rd Quarter earnings of $9.8 million, $0.07 per share

•	Allowance for loan losses increased to 7.7% of outstanding receivables

•	Total available liquidity of $409.4 million

FORT WORTH, TEXAS April 23, 2009 – AMERICREDIT CORP. (NYSE: ACF) today announced net income of $9.8 million, or $0.07 per share, for its fiscal third quarter ended March 31, 2009, compared to earnings of $38.2 million, or $0.31 per share, for the same period a year earlier. For the nine months ended March 31, 2009, AmeriCredit reported a net loss of $17.4 million, or $0.14 per share, versus earnings of $80.9 million, or $0.65 per share, for the nine months ended March 31, 2008.

The allowance for loan losses as a percentage of finance receivables increased to 7.7% at March 31, 2009, from 7.1% at December 31, 2008 and 5.7% at March 31, 2008.

Originations were $210.1 million for the quarter ended March 31, 2009, compared to $1.3 billion for the same quarter last fiscal year. Originations for the nine months ended March 31, 2009, were $1.1 billion, compared to $5.5 billion for the same period a year earlier. Finance receivables totaled $11.9 billion at March 31, 2009, compared to $15.8 billion at March 31, 2008.

Annualized net charge-offs totaled 7.8% of average finance receivables for the three months ended March 2009, compared to 6.6% for the three months ended March 2008. For the nine months ended March 31, 2009, annualized net charge-offs were 8.2%, compared to 6.3% for the same period last year.

Finance receivables 31-to-60 days delinquent were 6.0% of the portfolio at March 31, 2009, compared to 5.3% at March 31, 2008. Accounts more than 60 days delinquent were 3.0% of the portfolio at March 31, 2009, compared to 2.3% a year ago.

The Company had total liquidity of $409.4 million at March 31, 2009, consisting of $120.9 million of unrestricted cash and approximately $288.5 million of available borrowing capacity on unpledged eligible receivables.

“Over the past year and a half, we have taken timely steps to preserve liquidity, strengthen our balance sheet and adjust our operating model to weather the economic downturn. This quarter, we solidified our funding platform by amending and extending our Master Warehouse Facility. We also reduced our leverage ratio and increased our allowance for loan losses, while protecting book value,” said President and Chief Executive Officer Dan Berce. “We have positioned our business to withstand the economic cycle and take advantage of more favorable conditions in the future.”

AmeriCredit will host a conference call for analysts and investors today at 5:30 p.m. Eastern time. For a live Internet broadcast of this conference call, please go to the Company’s Web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent automobile finance company that provides financing solutions indirectly through auto dealers across the United States. AmeriCredit has approximately one million customers and $12 billion in auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended June 30, 2008. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale vehicle values, reliance on warehouse financing and capital markets, the ability to continue to securitize its loan portfolio, the continued availability of credit enhancement for its securitization transactions on acceptable terms, fluctuating interest rates, increased competition, regulatory changes, the high degree of risk associated with subprime borrowers, and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

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AmeriCredit Corp.

Consolidated Statements of Operations

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Revenue:
Finance charge income	$452,186	$595,743	$1,483,719	$1,820,300
Other income	29,191	42,999	90,893	124,370
Gain on retirement of debt	14,442	—	53,309	—

	495,819	638,742	1,627,921	1,944,670

Costs and expenses:
Operating expenses	76,278	100,016	244,877	308,065
Leased vehicles depreciation	13,694	9,679	36,765	24,112
Provision for loan losses	234,816	250,659	797,703	851,817
Interest expense	143,085	208,084	557,194	633,378
Restructuring charges	7,810	9,150	10,465	8,857

	475,683	577,588	1,647,004	1,826,229

Income (loss) before income taxes	20,136	61,154	(19,083)	118,441

Income tax provision (benefit)	10,303	22,989	(1,698)	37,547

Net income (loss)	$9,833	$38,165	$(17,385)	$80,894

Earnings (loss) per share:
Basic	$0.07	$0.33	$(0.14)	$0.70

Diluted	$0.07	$0.31	$(0.14)	$0.65

Weighted average shares	131,914,885	114,692,272	122,697,685	114,850,727

Weighted average shares and assumed incremental shares	133,982,994	126,728,797	122,697,685	127,244,120

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	March 31, 2009	June 30, 2008	March 31, 2008
Cash and cash equivalents	$120,931	$433,493	$484,175
Finance receivables, net	10,983,331	14,030,299	14,920,808
Restricted cash – securitization notes payable	899,105	982,670	1,009,890
Restricted cash – credit facilities	234,054	259,699	254,857
Property and equipment, net	46,764	55,471	58,282
Leased vehicles, net	169,178	210,857	217,342
Deferred income taxes	122,262	317,319	274,657
Goodwill	—	—	212,595
Income taxes receivable	202,817	22,897	18,886
Investment in money market fund	13,232	—	—
Other assets	196,216	234,505	167,387

Total assets	$12,987,890	$16,547,210	$17,618,879

Credit facilities	$1,782,716	$2,928,161	$3,418,571
Securitization notes payable	8,301,785	10,420,327	10,882,696
Senior notes	91,620	200,000	200,000
Convertible debt	486,150	750,000	750,000
Funding payable	6,097	21,519	28,834
Accrued taxes and expenses	158,115	216,387	207,669
Other liabilities	147,605	113,946	145,333

Total liabilities	10,974,088	14,650,340	15,633,103

Shareholders’ equity	2,013,802	1,896,870	1,985,776

Total liabilities and shareholders’ equity	$12,987,890	$16,547,210	$17,618,879

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income (loss)	$9,833	$38,165	$(17,385)	$80,894
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	25,200	21,223	83,291	58,683
Accretion and amortization of fees	3,879	9,528	15,903	20,120
Provision for loan losses	234,816	250,659	797,703	851,817
Deferred income taxes	177,379	(7,808)	221,025	(71,019)
Stock-based compensation expense	3,691	2,850	11,238	15,402
Amortization of warrants	2,083	—	43,017	—
Gain on retirement of debt	(14,442)	—	(54,064)	—
Other	(2,906)	5,013	3,641	5,898
Changes in assets and liabilities:
Other assets	(135,613)	38,828	(195,918)	(41,823)
Accrued taxes and expenses	(37,939)	(33,343)	(45,988)	2,912

Net cash provided by operating activities	265,981	325,115	862,463	922,884

Cash flows from investing activities:
Purchase of receivables	(198,588)	(1,349,368)	(1,112,143)	(5,475,655)
Principal collections and recoveries on receivables	1,074,933	1,610,081	3,312,854	4,729,917
Net purchases of leased vehicles	—	(19,899)	—	(192,449)
Investment in money market fund	—	—	(115,821)	—
Proceeds from money market fund	7,692	—	99,114	—
Net change in restricted cash and other	(53,497)	(103,282)	132,038	(99,212)

Net cash provided (used) by investing activities	830,540	137,532	2,316,042	(1,037,399)

Cash flows from financing activities:
Net change in credit facilities	(158,105)	942,518	(1,125,534)	876,422
Net change in securitization notes payable	(953,056)	(1,486,411)	(2,111,096)	(1,060,947)
Repurchase of common stock	—	—	—	(127,901)
Proceeds from issuance of common stock	4	505	1,271	14,051
Retirement of convertible debt	(10,250)	—	(224,723)	—
Other net changes	(22,870)	(1,165)	(35,246)	(13,924)

Net cash used by financing activities	(1,144,277)	(544,553)	(3,495,328)	(312,299)

Net decrease in cash and cash equivalents	(47,756)	(81,906)	(316,823)	(426,814)
Effect of Canadian exchange rate changes on cash and cash equivalents	1,997	(1,006)	4,261	685
Cash and cash equivalents at beginning of period	166,690	567,087	433,493	910,304

Cash and cash equivalents at end of period	$120,931	$484,175	$120,931	$484,175

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Origination volume	$210,064	$1,327,112	$1,110,184	$5,513,048
Loans securitized	—	—	1,289,082	3,713,833
Average finance receivables	$12,469,678	$16,187,675	$13,527,449	$16,261,870

	March 31, 2009	June 30, 2008	March 31, 2008
Finance receivables:
Principal	$11,901,323	$14,981,412	$15,820,314
Allowance for loan losses and nonaccretable acquisition fees	(917,992)	(951,113)	(899,506)

	$10,983,331	$14,030,299	$14,920,808

Allowance as a percent of ending finance receivables	7.7%	6.3%	5.7%

	March 31, 2009	June 30, 2008	March 31, 2008
Loan delinquency as a percent of ending finance receivables:
31 - 60 days	6.0%	6.0%	5.3%
Greater than 60 days	3.0	2.9	2.3

Total	9.0%	8.9%	7.6%

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Contracts receiving a payment deferral as an average quarterly percent of average finance receivables	8.0%	5.8%	7.8%	6.2%

Net charge-offs	$239,800	$266,371	$830,824	$772,546

Annualized net charge-offs as a percent of average finance receivables	7.8%	6.6%	8.2%	6.3%

Net recoveries as a percent of gross repossession charge-offs	39.0%	43.9%	39.2%	45.2%

Components of net margin:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Finance charge income	$452,186	$595,743	$1,483,719	$1,820,300
Other income	29,191	42,999	90,893	124,370
Interest expense	(143,085)	(208,084)	(557,194)	(633,378)

Net margin	$338,292	$430,658	$1,017,418	$1,311,292

Annualized net margin as a percent of average finance receivables:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Finance charge income	14.7%	14.8%	14.6%	14.9%
Other income	0.9	1.1	0.9	1.0
Interest expense	(4.6)	(5.2)	(5.5)	(5.2)

	11.0%	10.7%	10.0%	10.7%

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Operating expenses	$76,278	$100,016	$244,877	$308,065

Annualized operating expenses as a percent of average finance receivables	2.5%	2.5%	2.4%	2.5%

Contact:

  Caitlin DeYoung

  (817) 302-7394